                                                                   Exhibit 10.57


                                KLEARFOLD, INC.


                 FLEXIBLE BENEFITS PLAN FOR SALARIED EMPLOYEES

                      (Restated, Effective March 1, 1997)

                                KLEARFOLD, INC.
                            FLEXIBLE BENEFITS PLAN
                      (Restated, Effective March 1, 1997)



                               TABLE OF CONTENTS
                               -----------------

ARTICLE    SUBJECT MATTER                                         PAGE
-------    --------------                                         ----

I          PURPOSE OF PLAN . . . . . . . . . . . . . . . . . . . .   1

II         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .   1

III        ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . .   5

IV         BENEFITS . . . . . . . . . . . . . . . . . . . . . . . .  9

V          FUNDING AND EXPENSES . . . . . . . . . . . . . . . . . . 11

VI         COORDINATION OF BENEFITS . . . . . . . . . . . . . . . . 15

VII        NONALIENATION OF BENEFITS  . . . . . . . . . . . . . . . 20

VIII       FIDUCIARY RESPONSIBILITY . . . . . . . . . . . . . . . . 20

IX         THE ADMINISTRATIVE COMMITTEE . . . . . . . . . . . . . . 21

X          CLAIMS PROCEDURES  . . . . . . . . . . . . . . . . . . . 22

XI         PLAN AMENDMENT, TRANSFER OF LIABILITIES, MERGER OR
           CONSOLIDATION  . . . . . . . . . . . . . . . . . . . . . 25

XII        PLAN TERMINATION . . . . . . . . . . . . . . . . . . . . 25

XIII       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . 26

                                KLEARFOLD, INC.


                             FLEXIBLE BENEFITS PLAN
                      (Restated, effective March 1, 1997)


          WHEREAS, Klearfold, Inc., a Pennsylvania corporation ("Employer"), presently maintains certain welfare plans, personnel policies providing medical, dental, life insurance, vision, accidental death and dismemberment and long-term disability benefits for the exclusive benefit of certain eligible employees of the Employer; and


          WHEREAS, the Employer now desires to provide such benefits under the Klearfold, Inc. Flexible Benefits Plan ("Plan"), which Plan is intended to constitute a "cafeteria plan" under Section 125 of the Code;


          NOW, THEREFORE, restatement effective March 1, 1997, the Employer hereby adopts the Klearfold, Inc. Flexible Benefits Plan, as set forth herein:


                                   ARTICLE I

                                PURPOSE OF PLAN
                                ---------------

          1.1  Type and Purpose of Plan.  This Plan is a cafeteria plan
               ------------------------
established for the purpose of furnishing Eligible Class Employees of the Employer with a choice between receiving cash and certain Qualified Benefits hereunder. It is intended that this Plan meet the requirements of Section 125 of the Code, and that the benefits which an Employee elects to receive under the Plan, to the extent such benefits are Qualified Benefits, be eligible for exclusion from the Employee's income under Section 125(a) of the Code.

          1.2  Coordination with Other Plans.  The Plan shall also serve as an
               -----------------------------
amendment to certain welfare plans currently in effect to the extent necessary for the full implementation of this Plan and the coordination of this Plan with such plans of the Employer.


                                  ARTICLE II
                                  DEFINITIONS
                                  -----------


          2.1  "Appropriate Form" shall mean the form prescribed or provided by
                ----------------
the Plan Administrator for the particular purpose.

          2.2  "Beneficiary" shall mean a Participant's Dependent(s) or other
                -----------
person or persons designated by the Participant, or entitled by the terms of the Plan, to receive benefits under the Plan or, in the absence of a designation, the estate of such Participant, if applicable.

          2.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          2.4  "Compensation" shall mean the total remuneration paid to the
                ------------
Participant by the Employer, including salary, wages, overtime payments, bonuses, commissions and any other non-basic form of current compensation. However, Compensation shall not include Employer contributions to this Plan or any plan of deferred compensation (except such amounts of salary or wages as would have been reportable on Form W-2 which are contributed to such plan or plans pursuant to a Salary Reduction Agreement), Employer contributions to Social Security, the value of any fringe benefits provided by the Employer, amounts paid in reimbursement of, or in lieu of expenses incurred by the Participant in the performance of his/her duties, or the value of non-money awards or gifts made by the Employer.

          2.5  "Controlled Group" shall mean any entity, which, with any entity
                ----------------
constituting the Employer, constitutes:

                (a) A controlled group of corporations (as defined in Section 414(b) of the Code); or

                (b) Trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code); or

                (c) Trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in Section 414(m) of the Code); or

                (d) Entities required to be aggregated pursuant to regulations under Section 414(o) of the Code.

                All employees of all corporations, trades or businesses which are members of a Controlled Group shall be treated as employed by a single employer for purposes of Sections 4.4 and 5.4.

          2.6  "Core Benefits" shall mean the Qualified Benefits described in
                -------------
Exhibit I which shall be provided to all Participants without regard to an election by such Participants to receive such benefits.

          2.7  "Dependent" shall mean any person as described in the benefit
                ---------
plans set forth in Exhibit I, and in the absence of such definition, any person so designated in Section 152 of the Code.

          2.8  "Effective Date" shall mean February 1, 1991, the date on which
                --------------
the Plan became effective, except as otherwise specified in a Constituent Plan. The effective date of this Restatement is March 1, 1997.

          2.9  "Eligible Class Employee" shall mean any Employee of the
                -----------------------
Employer, other than an Employee whose terms and conditions of employment are determined pursuant to a collective bargaining agreement which does not require inclusion of such Employee as a Participant in this Plan, and with respect to which the collective bargaining process included good faith bargaining on the issue of the type(s) of benefit(s) provided under this Plan. In addition, the term Eligible Class Employee shall not include any person who is treated as an Employee pursuant to Section 414(n) of the Code.

          2.10  "Employee" shall mean each person in the employ of the Employer.
                 --------

          2.11  "Employer" or "Plan Sponsor" shall mean Klearfold, Inc., a
                 --------------------------
Pennsylvania corporation.

          2.12  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended.

          2.13  "Exhibit I" shall mean the welfare benefit plans and the other
                 ---------
descriptions of benefits provided under the Plan and described or referenced in the attachment hereto which is identified as "Exhibit I" . Exhibit I and any other exhibit attached hereto shall constitute part of the Plan in any and all respects.

          2.14  "Fiduciary" shall mean any person who is described in Section
                 ---------
3(21) of ERISA.

          2.15  "Highly Compensated Participant" shall mean any Participant who
                 ------------------------------
is a highly compensated Participant, as defined in Section 125(e) of the Code.

          2.16  "Individual Election Period" shall mean a period not to exceed
                 --------------------------
thirty (30) days commencing on the date on which an Eligible Class Employee first becomes a Participant pursuant to Section 3.2.

          2.17  "Initial Election Period" shall mean the period from February 1,
                 -----------------------
1991 through February 14, 1991.

          2.18  "Key Employee" shall mean any Participant who is described in
                 ------------
Section 416(i)(1) of the Code.

          2.19  "Open Election Period" shall mean the period beginning each
                 --------------------
February 1st and ending on the following March 15th.

          2.20  "Optional Benefits" shall mean the Qualified Benefits described
                 -----------------
in Exhibit I, which shall be provided to a Participant upon his/her election to receive such benefits.

          2.21  "Participant" shall mean any person who is an Eligible Class
                 -----------
Employee of the Employer and who has been admitted to participation in this Plan pursuant to the provisions of Article III.

          2.22  "Plan" shall mean the Klearfold, Inc. Flexible Benefits Plan as
                 ----
set forth in this document, and as it may be amended from time to time.

          2.23  "Plan Administrator" shall mean the Employer or Plan Sponsor or
                 ------------------
such other person or committee as may be appointed from time to time by the Board of Directors of the Employer to supervise the administration of the Plan.

          2.24  "Plan Year" shall mean the twelve month period beginning each
                 ---------
March 1st and ending on the following February 28th. The Plan Year which begins on January 1, 1997 shall end on February 28, 1997. For any Plan Year beginning prior to January 1, 1997, Plan Year shall mean the twelve month period beginning each January 1st and ending the following December 31st.

          2.25  "Qualified Benefit" shall mean any benefit which, with the
                 -----------------
application of Section 125(a) of the Code, is not includible in the gross income of an employee by reason of an express provision of Chapter 1 of the Code (other than Sections 117, 127 and 132 of the Code). "Qualified Benefit" includes any group term life insurance which is includible in an employee's gross income solely because it exceeds the dollar limitation of Section 79 of the Code.

          2.26  "Salary Reduction Agreement" shall mean a written agreement on
                 --------------------------
an Appropriate Form prescribed by the Plan Administrator entered into by an Eligible Class Employee with the Employer under which the Eligible Class Employee's Compensation is reduced and the amount of such reduction is credited as an Employer-provided benefit under this Plan.

          2.27  "Similarly Situated Beneficiary" means an individual who has the
                 ------------------------------
same coverage options under the Plan that a Participant or Dependent who experiences a qualifying event, within the meaning of Section 4980B of the Code, would have had if the qualifying event had not occurred. For purposes of determining charges for continuation coverage under Section 3.4, a spouse of a Participant whose coverage terminates by reason of divorce or legal separation shall be treated as similarly situated to an unmarried individual; a dependent child whose coverage terminates because he/she ceased to be a Dependent shall be treated as similarly situated to an unmarried individual; and other determinations of similar status shall be made by the Employer in good faith and in a manner not inconsistent with applicable law or regulations requiring continued coverage for beneficiaries of the Plan.

          2.28  "Third Party Provider" shall mean an insurance company,
                 --------------------
preferred provider organization or health maintenance organization ("HMO") with which the Employer has entered into a contract relating to the provision of Qualified Benefits.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

          3.1  Eligibility.
               -----------

          (a) General.  Any Eligible Class Employee whose customary employment,
              -------
excluding overtime work, is at least thirty (30) hours per week shall be eligible to participate in the Plan.

          (b) Constituent Plans.  A Participant shall be eligible to participate
              -----------------
in the plans described in Exhibit I which constitute a part hereof in accordance with the terms set forth in Exhibit I and the provisions of such plans.

          3.2  Participation.
               -------------

          (a) Any Eligible Class Employee who satisfies the eligibility requirements set forth in Section 3.1(a) before or during the Initial Election Period shall become a Participant on the Effective Date, provided that he/she is still an Employee on such date. Such Eligible Class Employee shall, during the Initial Election Period, file with the Plan Administrator a written election on an Appropriate Form prescribed by the Plan Administrator indicating the Optional Benefits he/she elects to receive. In addition, such Eligible Class Employee may file a Salary Reduction Agreement with the Plan Administrator. Such written election and such Salary Reduction Agreement shall become effective in accordance with uniform rules established by the Plan Administrator.

          (b) Any Eligible Class Employee who first satisfies the eligibility requirements set forth in Section 3.1(a) after the Initial Election Period ends, shall become a Participant in accordance with uniform rules established by the Plan Administrator. However, if a constituent plan contains eligibility requirements, such provisions shall control, provided that he/she is still an Eligible Class Employee on such date. Such Eligible Class Employee shall, during his/her Individual Election Period, file with the Plan Administrator a written election on an Appropriate Form prescribed by the Plan Administrator indicating the Optional Benefits he/she elects to receive. In addition, such Eligible Class Employee may file a Salary Reduction Agreement with the Plan Administrator during his/her Individual Election Period.

          3.3  Duration of Participation.
               -------------------------

          (a) An Eligible Class Employee who has become a Participant in the Plan in accordance with Section 3.2 shall remain a Participant until the earlier of:

               (1) The date he/she ceases to be an Eligible Class Employee;
or

               (2)  The date the Plan is terminated.

          (b) Notwithstanding Section 3.3(a), an Eligible Class Employee shall remain a Participant in the Plan as long as he/she remains a participant in any plan set forth in Exhibit I which constitutes a part hereof, except that, following the termination of the Eligible Class Employee's employment with the Employer, no further contributions, other than contributions described in
Section 3.4, may be made by or shall be made on behalf of such Employee.

          (c) Notwithstanding Section 3.3(a), a Participant who separates from service may revoke prospectively his/her Salary Reduction Agreement. However, if such Participant subsequently returns to service with the Employer and becomes an Eligible Class Employee, such Participant may not execute a new Salary Reduction Agreement with respect to the remainder of the Plan Year in which such Participant separated from service. Such Participant may participate in the constituent plans which are designated as Optional Benefits for the remainder of the Plan Year in which he/she separated from service by making after-tax contributions to such plans. For purposes of this paragraph, a Participant who is absent by reason of an approved leave of absence shall not be considered to have separated from service unless he/she fails to return to service with the Employer upon expiration of the leave of absence.

          3.4  Continuation Coverage.  If a qualifying event, within the meaning
               ---------------------
of Section 4980B of the Code, occurs with respect to any Participant or Dependent, (hereinafter referred to as a "Qualified Beneficiary"), he/she shall be entitled to elect to continue health coverage of the type available to a Similarly Situated Beneficiary under the Plan.

          The Employer shall notify the Plan Administrator within thirty (30) days of the following events: the Employee's death; the termination (other than by reason of the Employee's gross misconduct), or reduction of hours, of the Employee's employment; the Employee becoming entitled to benefits under Title XVIII of the Social Security Act; or a proceeding in a case under Title 11, United States Code, with respect to the Employer from whose employment the Employee retired at any time. A Qualified Beneficiary must furnish the Plan Administrator with notice of the qualifying events of legal separation or divorce, or a dependent child's ceasing to be a Dependent within sixty (60) days of such event. The Plan Administrator shall notify the Qualified Beneficiary of his/her rights to continue coverage within fourteen (14) days of the Plan Administrator being notified of the qualifying event.

          The Qualified Beneficiary may elect continuation coverage within sixty
(60) days after the receipt of such notice concerning the availability of such continuation coverage. An election to continue coverage shall be made on forms provided by the Plan Administrator in the manner prescribed by the Plan Administrator.

          If a Qualified Beneficiary who is entitled to elect to continue coverage under this section waives such coverage, but subsequently, within the election period for such coverage, revokes the waiver and elects to continue coverage, such election to continue coverage shall be effective on a prospective basis only from the date of the election to continue coverage.

          Notwithstanding any provision in this Plan to the contrary, a Qualified Beneficiary who elects to continue coverage under this section shall be eligible to change such coverage in the same manner and at the same time as an individual who is a Similarly Situated Beneficiary with respect to the Qualified Beneficiary.

          A Qualified Beneficiary who elects to continue coverage under this section shall be charged one hundred and two percent (102%) of the cost of such coverage to the Plan on a monthly basis.

          3.5  Qualified Medical Child Support Orders.
                -------------------------------------

          (a) In General.  Pursuant to Section 609 of ERISA, the Plan shall
              ----------
provide benefits in accordance with the terms of any Qualified Medical Child Support Order ("QMCSO").

               (b) Terms of the QMCSO.  For purposes of this Section 3.5, a
                   ------------------
QMCSO is any medical child support order (as that term is defined in Section 609 (a) (2) (B) of ERISA) ('Order') issued by a court of competent jurisdiction which:

          (1) Creates or recognizes the existence of an Alternate Recipient's right, or assigns to an Alternate Recipient the right, to receive benefits for which a Participant or Beneficiary is eligible under the Plan;

          (2) Does not require the Plan to provide any type or form of benefit, or any option, which is not otherwise available under the Plan except as necessary to satisfy the requirements of Section 1908 of the Social Security Act; and

          (3) Contains the following information:

                (i) The name and last known mailing address of the Participant and each Alternate Recipient covered by the Order;

               (ii) A reasonable description of the type of coverage to be provided by the Plan or the manner in which such coverage is to be determined;

               (iii) The period to which such Order applies; and

               (iv)  Specifies that such Order will apply to the Plan.

     (c) Procedure for Determining Compliance of Order.  Within a reasonable
         ---------------------------------------------
period after receipt of an Order, the Plan Administrator shall determine whether such Order is a QMCSO. The determination of whether an Order is a QMCSO shall be within the sole discretion and authority of the Plan Administrator. In reaching its determination, the Plan Administrator shall evaluate the Order under criteria set forth in Section 3.5(b) above. A determination that the Order is not a QMCSO will be subject to the claims procedures set forth in the Plan.

     (d) Notification Requirements.  Upon receipt of an Order, the Plan
         -------------------------
Administrator shall promptly notify the Participant and each Alternate Recipient in the Order of its receipt and the written procedures for determining whether the Order is a QMCSO. If the Order is deemed to be a QMCSO, the Plan Administrator shall promptly notify the Participant and each Alternate Recipient of the Alternate Recipient's right to receive benefits under the QMCSO. If the Plan Administrator determines that the Order is not a QMCSO, the Plan Administrator shall promptly notify the Participant and each Alternate Recipient of such determination. An

     Alternate Recipient may designate a representative to receive copies of such notices on his/her behalf.



                                  ARTICLE IV
                                   BENEFITS
                                   --------

          4.1  Benefits.  The amount, type, duration, waiting period (if any),
               --------
date of commencement and other conditions for payments of life insurance, long-term disability, accidental death and dismemberment, dental, vision and medical benefits are set forth in Exhibit I.

          4.2  Election of Benefits.
               --------------------

               (a) General.  An Eligible Class Employee shall be entitled to
                   -------
elect in writing on an Appropriate Form prescribed by the Plan Administrator, during the Initial Election Period, or during his/her Individual Election Period, or during any Open Election Period, whichever is applicable, to receive any or all of the Optional Benefits available under the Plan, subject to the limitations of Section 4.4.

               (b) Default Plan.  In the event an Eligible Class Employee fails
                   ------------
to make an election on an Appropriate Form during the Initial Election Period, during his/her Individual Election Period, or during any Open Election Period, as the case may be, will be covered under the Default Plan as provided in
Exhibit I, subject to the limitations of Section 4.4. A Participant may waive medical coverage for himself/herself and his/her Dependents.

          4.3  Revocation and Changing of Elections.
               ------------------------------------

          (a) General.  Except as otherwise specifically provided in Section
              -------
4.3(b) or the regulations promulgated under Section 125 of the Code, a Participant's election to receive Optional Benefits, whether made during the Initial Election Period, his/her Individual Election Period or a subsequent Open Election Period, shall remain in effect until the last day of the Plan Year to which such election applies. During each Open Election Period, each Participant shall be entitled to elect in writing on an Appropriate Form prescribed by the Plan Administrator the Optional Benefits he/she chooses to receive under the Plan during the following Plan Year, subject to the limitations of Section 4.4. In the event a Participant does not complete a new election during any Open Election Period, his/her then current election shall continue in effect until the last day of the Plan Year in which the Participant does make a new election during an Open Election Period, except as otherwise provided in Section 4.3(b).

               (b) Change in Status. Notwithstanding Section 4.3(a), in the
                   ----------------
event there is a change in a Participant's status, as described in Section 5.3(b), the Participant shall be entitled to make a prospective election in writing on account of and consistent with such Change in Status, within the period of time prescribed by the Plan Administrator, on an Appropriate Form to change the Optional Benefits he/she is receiving under the Plan, subject to the limitations of Section 4.4. Such election shall become effective within a reasonable amount of time from the date of such election.

          4.4  Limitations on Benefits.
               -----------------------

               (a) Top-Heavy Plan.  In the event the Qualified Benefits to be
                   --------------
provided for Key Employees in any Plan Year exceed twenty-five percent (25%) of the aggregate of such benefits to be provided for all Employees under the Plan in such Plan Year, the Plan Administrator may, in its discretion, deny such Key Employee elections for the Plan Year to the extent necessary to reduce such benefits to be provided for Key Employees to be equal to twenty-five percent (25%) of the aggregate of such benefits to be provided for all Employees. At the time he/she completes his/her election of Optional Benefits for the Plan Year during the Initial; Individual or Open Election Period, whichever is applicable, a Key Employee may indicate the manner in which his/her Qualified Benefits shall be reduced in the event this Section 4.4(a) becomes effective.

               (b) Discriminatory Plan.  In the event it is determined that the
                   -------------------
amount of Qualified Benefits to be provided for Highly Compensated Participants for any Plan Year discriminates in favor of such Highly Compensated Participants, the Plan Administrator may, in its discretion, deny such Highly Compensated Participant elections for the Plan Year to the extent necessary to eliminate such discrimination. At the time he/she completes his/her election of Optional Benefits for the Plan Year during the Initial, Individual or Open Election Period, whichever is applicable, a Highly Compensated Participant may indicate the manner in which his/her Qualified Benefits shall be reduced in the event this Section 4.4(b) becomes effective.

               (c) Limitation on Dependent Care Assistance Benefits.
                   ------------------------------------------------
Notwithstanding any provision in this Plan to the contrary, in no event shall any Participant in the Klearfold, Inc. Dependent Care Assistance Plan receive benefits in an amount exceeding, as of the last day of the month preceding the date on which claims are submitted in accordance with such plan, the excess (if any) of the Salary Reduction Amounts contributed to his/her Dependent Care Assistance Account (as such term is defined in that plan) during the Plan Year, over the amount of dependent care assistance benefits paid with respect to the Plan Year.

                                   ARTICLE V
                             FUNDING AND EXPENSES
                             --------------------

          5.1  Employer Payments.
               -----------------

               (a) Core Benefits. Subject to the limitations of Section 5.4, the
                   -------------
Employer shall pay the cost of providing the Core Benefits under the Plan in such amounts, in such manner and at such times as set forth in Exhibit I, or in the plans described in Exhibit I, or as otherwise determined by the Employer.

               (b) Optional Benefits. Subject to the limitations of Section 5.4,
                   -----------------
the Employer shall be obligated on behalf of any Participant to provide, from its general assets, contributions to Third Party Providers in an amount equal to the excess of the cost of medical and/or vision insurance coverage, selected by such Participant as an Optional Benefit hereunder, over the amount by which such Participant's Compensation has been reduced as of the date of reference with respect to the Plan Year.

               (c) Expenses.  Any expenses of administering the Plan shall be
                   --------
paid directly by the Employer.

          5.2  Salary Reduction Contributions.  Subject to the limitations of
               ------------------------------
Section 5.4, a Participant electing to have a portion of his/her Compensation used to provide Optional Benefits under the Plan on a before-tax basis shall execute a Salary Reduction Agreement specifying the amount or percentage by which his/her Compensation is to be reduced to provide such Optional Benefits.

          5.3  Revocation and Adjustment of Salary Reduction and Payroll
               ---------------------------------------------------------
Deduction Contribution Elections.
--------------------------------

               (a) General. Except as otherwise specifically provided in Section
                   -------
5.3(b) or the regulations promulgated under Section 125 of the Code, a Participant's Salary Reduction Agreement, whether made during an Initial, Individual or Open Election Period, shall remain in effect until the last day of the Plan Year for which it was made. During each Open Election Period each Participant shall be entitled, subject to the limitations of Section 5.4, to enter into a new Salary Reduction Agreement to be effective for the following Plan Year or to revoke such agreement, effective as of the first day of the following Plan Year. In the event a Participant does not enter into a new agreement during any Open Election Period, his/her then current Salary Reduction Agreement shall remain in effect until the last day of the Plan Year in which the Participant does enter into a new agreement or revoke such agreement during an Open Election Period, except as otherwise provided in Section 5.3(b).

               (b) Revocations and Adjustments.
                   ---------------------------

                   (1) Change in Status. Notwithstanding Section 5.3(a), in the
                       ----------------
event there is a "Change in a Participant's Status", the Participant shall be entitled, within the period of time prescribed by the Plan Administrator and subject to the limitations of Section 5.4, to revoke his/her current Salary Reduction Agreement or to enter into a new Salary Reduction Agreement; provided, however, that such revocation or new Salary Reduction Agreement is made on account of and consistent with, the reason for such Change in Status. Such revocation or new Salary Reduction Agreement shall become effective as of a reasonable future date.

          The following events shall be considered a "Change in a Participant's Status": (i) the Participant's marriage, (ii) the Participant's divorce, (iii) the death of the Participant's spouse or Dependent, (iv) the birth or adoption of a child, (v) the termination or commencement of employment of the Participant's spouse, (vi) the switching from part-time to full-time or full-time to part-time employment status by the Participant or the Participant's spouse, (vii) the taking of an unpaid leave of absence by the Participant or the Participant's spouse, (viii) the cessation or significant curtailment of health coverage provided by a Third Party Provider, (ix) a significant change in the health coverage of the Participant or the Participant's spouse attributable to the spouse's employment, (x) a significant increase in the cost of health benefits provided by a Third Party Provider, or (xi) such other events which the Plan Administrator determines will permit a revocation of a current Salary Reduction Agreement or the making of a new Salary Reduction Agreement in accordance with Section 125 of the Code.

                   (2) Adjustments to Salary Reduction Agreements.
                       ------------------------------------------
Notwithstanding Section 5.3(a), if the costs of health benefits provided by a Third Party Provider increase or decrease during the Plan Year, the Plan Administrator may automatically adjust all affected Participants' Salary Reduction Agreements to the extent necessary to take into account such increase or decrease in the cost of such coverage.

          5.4  Limitations on Contributions.
               ----------------------------

               (a) Top-Heavy or Discriminatory Plan.  In the event the Plan
                   --------------------------------
Administrator determines not to give effect to elections of benefits for Key Employees and/or Highly Compensated Participants for any Plan Year in accordance with Section 4.4 of the Plan, the Plan Administrator and the Employer shall similarly not give effect to such Key Employees' and/or Highly Compensated Participants' Salary Reduction Agreements except to the extent necessary to provide the cost of benefits allowable under Section 4.4(b) of the Plan.

               (b) Maximum Contributions.  The maximum benefits provided by the
                   ---------------------
Employer through contributions to Third Party Providers on behalf of any Participant shall not exceed the sum of (1) the cost of Core Benefits provided on behalf of such Participant with respect to the Plan Year of reference, (2) the amount by which such Participant's Compensation has been reduced as of the date of reference with respect to the Plan Year and (3) the excess of the cost of the Optional Benefits described in Exhibit I as elected by a Participant over the amount by which such Participant's Compensation has been reduced as of the date of reference with respect to the Plan Year.

               (c) Discriminatory Contributions. In the event it is determined
                   ----------------------------
that the rate of Employer provided benefits or contributions to Third Party Providers on behalf of Participants discriminates in favor of Highly Compensated Participants, the Employer may, in its discretion, reduce benefits or contributions, including salary reduction contributions, under the Plan in a consistent manner to the extent necessary to eliminate such discrimination. In the event Employer provided benefits or contributions to Third Party Providers on behalf of Participants are reduced hereunder, the benefits or contributions as so reduced shall be used to provide reduced benefits for the Highly Compensated Participants. The amount of the reduction in benefits shall be determined in accordance with Section 4.4(b) of the Plan.

          5.5  Accounting.  The Plan Administrator shall maintain complete
               ----------
records of all amounts to be credited as benefits or contributions to Third Party Providers and debited as a payment of benefits on behalf of any Participant. Except as otherwise specifically provided in Exhibit I or in the plans described in Exhibit I, all funds necessary for the provision of benefits or payment of premiums to Third Party Providers hereunder shall be held as part of the general assets of the Employer and no trust fund shall be established and no other segregation or investment of assets shall be made to maintain accounts or benefits under this Plan. A Participant who has elected Optional Benefits under the Plan through a Salary Reduction Agreement shall be a general unsecured creditor of the Employer with respect to any salary reduction amount which has not been expended to provide benefits for the Participant. At the end of the Plan Year, the Participant shall forfeit all claim to such amounts whether or not expended to provide benefits on his/her behalf.

     5.6  Reimbursement and Subrogation.
          -----------------------------

     (a) Right to Reimbursement.  Notwithstanding any provision of this Plan to
         ----------------------
the contrary, any benefits paid under any of the Constituent Plans are subject to the Plan's right of reimbursement. If a Participant, his or her spouse or Dependent, or any of their successors, receives benefits under any of the Constituent Plans for injuries caused by the actions or negligence of a third party, then the Plan shall be entitled to direct, immediate and full reimbursement of one hundred percent (100%) of the benefits paid to the extent of the entire amount of all benefits paid from the first dollars paid or to be paid to or on behalf of a Participant, his or her spouse or Dependent as damages recoverable from such third party, or any insurance carrier, whether by suit, judgment, settlement, compromise, or otherwise. The Plan shall be fully reimbursed for one hundred percent (100%) of the entire amount of benefits paid regardless of (i) the amount recoverable by the Participant, his or her spouse or Dependent, or any of their successors; (ii) the expenses incurred, including legal fees of the Participant, or the Participant's spouse, Dependent or any of their successors, in obtaining such recovery; (iii) the reason or reasons stated as the basis for the amount recoverable; and (iv) any settlement, compromise or other recovery that purports to limit or reduce the right of the Plan to one hundred percent (100%) reimbursement, unless the Plan otherwise agrees in writing. For the purposes of this Section 5.6, a "third party" shall mean any corporation, business, entity or individual other than the Participant, his or her spouse or Dependent, or their successors.

     (b) Right to Subrogation.  In the event damages for injuries caused by the
         --------------------
actions or negligence of a third party are not pursued by the Participant, his or her spouse or Dependent, or any of their successors, this Plan, to the extent permitted by applicable law, shall be entitled to recover against any such third party and shall be subrogated and succeed to the Participant's, his or her spouse's or any Dependent's, or any of their successors', rights of action against third parties in any situation in which benefits are paid to a Participant, his or her spouse or any Dependent, or any of their successors, under any of the Constituent Plans. However, if any Constituent Plan (or the underlying insurance contracts or other funding mechanism under which benefits are provided with respect to such Constituent Plan) contains subrogation provisions, then subrogation shall be determined in accordance with the pertinent provisions of such Constituent Plan (or the applicable provisions of the underlying insurance contracts or funding mechanisms).

     (c) Right to Withhold or Set Off Payments.  Notwithstanding any Plan
         -------------------------------------
provision of this to the contrary, any benefit payments from the Constituent Plans otherwise payable to the Participant, his or her spouse or any Dependent, or any of their successors, may be:

          (i) Withheld if a third party may be liable for the expenses incurred by the Participant, his or her spouse or any Dependent until liability is legally determined, unless the Participant, his or her spouse or any Dependent, or any of their successors, shall (I) execute and deliver instruments and papers and do whatever else is necessary to secure the rights to the Plan, as provided in paragraphs (a) and (b) of this section, including, but not limited to, entering into a reimbursement and subrogation agreement acknowledging the rights of the Plan, and (II) do nothing either before or after the payment by the Constituent Plan to prejudice such rights;

          (ii) Withheld indefinitely if the expenses to which the benefit payments apply are incurred by reason of a third party's actions or negligence and such expenses are incurred after the Participant, his or her spouse or any Dependent, or any of their successors, recovered damages from such third party, provided the total of the expenses incurred by reason of a third party's actions or negligence do not exceed the damages recovered; or

          (iii) Used to set off any amount due to the Plan by reason of paragraph (a) of this section.

                                  ARTICLE VI
                           COORDINATION OF BENEFITS
                           ------------------------

          6.1  In General.  Except as otherwise expressly provided in the
               ----------
coordination of benefits provisions of an applicable Constituent Plan pursuant to Section 6.2 of this Flexible Benefits Plan, in the event that a Participant, his/her spouse or any dependent incurs a medical expense covered under a Qualified Benefit Plan which is also covered under this Flexible Benefits Plan, then such Qualified Benefits Plan shall be the primary payor and this Flexible Benefits Plan shall be the secondary payor.

          6.2  Constituent Plans.  If any Participant, his/her spouse or any
               -----------------
dependent is also covered under one (1) or more Qualified Benefit Plans providing benefits of the type provided under the Constituent Plans and if an applicable Constituent Plan contains a coordination of benefits provision, the benefits payable with respect to him/her under this Flexible Benefits Plan shall be determined in accordance with the coordination of benefits provisions of such Constituent Plan.

          6.3  Application of Coordination of Benefits.  In the event that
               ---------------------------------------
coordination of benefits is required with respect to this Flexible Benefits Plan and one (1) or more Qualified Benefit Plans and the provisions of Sections 6.1 and 6.2 of this Flexible Benefits Plan are inapplicable, coordination of benefits shall be determined in accordance with the ordering provisions of
Section 6.4 of this Flexible Benefits Plan.

          For purposes of this article, the term 'Allowable Expense' means any item of expense or service at least a portion of which is covered under at least one of the Qualified Benefit Plans covering the Participant, his/her spouse or any dependent for whom claim is made. If a Qualified Benefit Plan provides benefits in the form of services in lieu of cash, the reasonable cash value of each Service rendered will be considered to be both an Allowable Expense and a benefit paid.

          For purposes of this article, the term 'Qualified Benefit Plan' means any cafeteria plan (as defined in Section 125(d) of the Code) and any other plan, program or arrangement providing a qualified benefit (as defined in Section 125(f) of the Code), or any welfare benefit plan (as defined in Section 3(1) of ERISA and Department of Labor regulations thereunder), covering any Participant, his/her spouse or any dependent of any Participant as an employee, former employee, retired employee, qualified beneficiary (as defined in Section 4980B(g)(1) of the Code) or dependent.

          Coordination will apply in determining the benefits payable with respect to a Participant for any Plan Year if, for the Allowable Expenses incurred during such Plan Year, the sum of:

               (a) The benefits that would be payable under this Flexible Benefits Plan in the absence of coordination; and

               (b) The benefits that would be payable under all Qualified Benefit Plans in the absence of provisions for coordination in this Flexible Benefits Plan, would exceed those Allowable Expenses.

          Except as provided in the following paragraph, if coordination of benefits applies to the benefits payable with respect to a Participant for a Plan Year, the benefits that would be payable for Allowable Expenses incurred during that period under this Flexible Benefits Plan, in the absence of coordination of benefits, will be reduced to the extent necessary so that the sum of those reduced benefits and all the benefits payable for those Allowable Expenses under all Qualified Benefit Plans, including the benefits that would have been payable had a claim been properly made for them, will not exceed the benefits under this Flexible Benefits Plan that would have been provided in the absence of coordination of benefits.

          If, in coordinating the benefits of this Flexible Benefits Plan with those of another Qualified Benefit Plan, the rules set forth in Section 6.4 would require this Flexible Benefits Plan to be the primary payor and the Qualified Benefit Plan, according to its provisions, to be the secondary payor, then the benefits of such Qualified Benefit Plan will be ignored for the purposes of determining the benefits payable under this Flexible Benefits Plan.

          6.4  Order of Benefit Determination.  The following rules establish
               ------------------------------
the order of benefit determination:

               (a) The benefit under a Qualified Benefit Plan which covers the Participant, his/her spouse or any dependent for whom a claim is made other than as a dependent will be determined before the benefits under a Qualified Benefit Plan which covers that Participant, his/her spouse or any dependent as a dependent;

               (b) Except as otherwise provided in Paragraph (c), the benefit under a Qualified Benefit Plan which covers the Participant, his/her spouse or any dependent for whom claim is made as a dependent of a person whose month and date of birth occurs earlier in the calendar year shall be determined before the benefit under a Qualified Benefit Plan which covers such person as a dependent of a person whose month and date of birth occurs later in the calendar year. However, this paragraph shall not apply if a Qualified Benefit Plan does not have a provision coordinating benefits on the basis of birthdays.

               (c) (1) If the parents are separated or divorced and the parent with custody of the child has not remarried, the benefits under a Qualified Benefit Plan which covers the child as a dependent of the parent with custody of the child will be determined before the benefits under a Qualified Benefit Plan which covers the child as a dependent of the parent without custody.

                   (2) If the parents are divorced and the parent with custody of the child has remarried, the benefits under a Qualified Benefit Plan which covers the child as a dependent of the parent with custody shall be determined before the benefits under a Qualified Benefit Plan which covers that child as a dependent of the step-parent, and the benefits under a Qualified Benefit Plan which covers that child as a dependent of the step-parent will be determined before the benefits under a Qualified Benefit Plan which covers that child as a dependent of the parent without custody.

                     (3) Notwithstanding Subparagraphs (1) and (2) above, if there is a court decree which would otherwise establish financial responsibility for the Allowable Expenses with respect to the child, the benefits under a Qualified Benefit Plan which covers the child as a dependent of the parent with such financial responsibility shall be determined before the benefits under any Qualified Benefit Plan which covers the child as a dependent child.

                (d) The benefits under a Qualified Benefit Plan which covers a Participant, who is not a retired or former employee, his/her spouse or any dependent, will be determined before a Qualified Benefit Plan which covers that person as a retired or former employee.

                (e) The benefits under a Qualified Benefit Plan which covers a Participant, who is not a retired or former employee, his/her spouse or any dependent, will be determined before a Qualified Benefit Plan which covers that person in accordance with the health plan continuation coverage provisions of
Section 4980B of the Code.

                (f) If Paragraphs (a), (b), (c), (d) and (e) do not establish an order of benefit determination, the benefits under the Qualified Benefit Plan which has covered the Participant or his/her spouse or dependents for whom a claim is made for the longer period of time will be determined before the benefits under the Qualified Benefit Plan which has covered the Participant, his/her spouse or any dependent for the shorter period of time.

                (g) Benefits under a Qualified Benefit Plan which does not contain a coordination of benefits provision will be determined before the benefits under this Flexible Benefits Plan.

        If coordination of benefits operates to reduce the total amount of benefits otherwise payable during any Plan Year or with respect to a Participant, his/her spouse or any Dependent covered under this Flexible Benefits Plan each benefit that would be payable in the absence of coordination of benefits will be reduced proportionately, and the reduced amount will be charged against any applicable benefit limit of this Flexible Benefits Plan.

        6.5  Release of Information.  For the purposes of determining the
             ----------------------
applicability of, and implementing the terms of the provisions of this article or any similar provision of another Qualified Benefit Plan, the Plan Administrator may, without the consent of or notice to any Participant, his/her spouse or any dependent, release to or obtain from any insurance company or other organization or individuals any information concerning any Participant, his/her spouse or any dependent which the Plan Administrator considers to be necessary for those purposes. Any Participant, his/her spouse or any Dependent receiving benefits under this Flexible Benefits Plan will furnish to the Plan Administrator the information that may be necessary to implement the provisions of this article.

        6.6  Payment to Other Carriers.  Whenever payments which should have
             -------------------------
been made under this Flexible Benefits Plan in accordance with the provisions of this article have been made under any other Qualified Benefit Plan, this Flexible Benefits Plan will have the right, exercisable alone and in its sole discretion, to pay to any organization making those payments any amounts it determines to be warranted in order to satisfy the intent of the provisions of this article, and amounts paid in this manner will be considered to be benefits paid under this Flexible Benefits Plan and, to the extent of these payments, this Flexible Benefits Plan will be fully discharged from liability.



        6.7  Recovery.  Whenever payments have been made by this Flexible
             --------
Benefits Plan, at any time, for Allowable Expenses in a total amount in excess of the maximum amount of payment necessary at that time to satisfy the intent of the provisions of this article, the Plan Administrator will have the right to recover those payments, to the extent of the excess, from among one or more of the following, as the Plan Administrator will determine, including but not limited to, any individuals to or for or with respect to whom these payments were made, any insurance companies or other organizations.

        6.8  Effect of State Mandated Automobile Insurance. This Flexible
             ---------------------------------------------
Benefits Plan shall have secondary liability for those Allowable Expenses incurred as a result of a motor vehicle accident, on behalf of a Participant, his/her spouse or any Dependent, subject to any applicable state automobile insurance law, regardless of the terms and conditions of any specific automobile policy.

        Furthermore, if a Participant, his/her spouse or any Dependent has no personal injury protection in a state where such coverage is mandated, coverage under this Flexible Benefits Plan shall be reduced by the minimum coverage requirement of the state with jurisdiction.

        In addition to the above, for those Participants, their spouses or Dependents subject to the law of any state which permits issuance of a state mandated motor vehicle policy with an optional high personal injury protection deductible, this Flexible Benefits Plan shall not recognize as an Allowable Expense, the personal injury protection deductible selected by any Participant, his/her spouse or any Dependent. Such deductible amount shall be the direct responsibility of the Participant, his/her spouse or any Dependent.

        6.9  Effect of Medicare.  If a Participant or his/her spouse is age
             ------------------
sixty-five (65) or older, then this Flexible Benefits Plan shall be the primary payor and Medicare shall be the secondary payor."


                                  ARTICLE VII
                           NONALIENATION OF BENEFITS
                           -------------------------

        7.1  Benefits Not Subject to Alienation or Assignment. Except for
             ------------------------------------------------
voluntary assignments of medical care benefits to any licensed medical practitioner or hospital providing medical services to, or on behalf of, a Participant or Beneficiary, and as otherwise specifically set forth in the plans described in Exhibit I, the right of any Participant or Beneficiary to any benefit payment shall not be subject to any voluntary or involuntary alienation or assignment.


                                  ARTICLE VIII
                            FIDUCIARY RESPONSIBILITY
                            ------------------------

        8.1  Allocation of Responsibility.  Authority and responsibility for
             ----------------------------
management of the Plan shall be allocated among the following persons:



                (a) The Board of Directors of the Employer shall have sole responsibility for the appointment, removal and replacement of a person or committee to supervise the administration of the Plan. To the extent that they are carrying out this responsibility, the person or committee so appointed shall be a "named fiduciary" of the Plan for purposes of Section 402(a)(l) of ERISA.



                (b) The Plan Administrator shall have sole responsibility for the administration of the Plan. To the extent it is carrying out this responsibility, the Plan Administrator shall be a "named fiduciary" with respect to the administration of the Plan.



        8.2  Exclusive Responsibility.  It is the purpose of this Plan to
             ------------------------
allocate to each Fiduciary exclusive responsibility for prudent execution of the functions assigned to him/her (or to the entity of which he/she is a member) and no responsibility for execution of functions assigned to others. Whenever one Fiduciary is required by the Plan to follow the directions of another such Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the Fiduciary giving the directions shall have sole responsibility for the functions assigned to him/her, including issuing of such directions, and the Fiduciary receiving the directions shall have sole responsibility for the functions assigned to him/her, including following such directions insofar as they are on their face proper under this Plan and under applicable law.

        8.3  Fiduciary Actions.  In carrying out the responsibilities
             -----------------
allocated to him/her under this Plan, each Fiduciary shall act solely in the interests of the Plan's Participants and their Beneficiaries.

        8.4  Employment of Advisors.  A Fiduciary identified in Section 8.1(b)
             ----------------------
may employ one or more persons to render advice with regard to such Fiduciary's responsibilities under the Plan.


                                   ARTICLE IX

                          THE ADMINISTRATIVE COMMITTEE
                          ----------------------------

        9.1  Delegation of Fiduciary Responsibility.  The Plan Administrator
             --------------------------------------
may delegate to any person or entity any of its powers or duties under the Plan. The Plan Administrator shall not, however, delegate any of its Fiduciary functions. To the extent that the Board of Directors of the Employer appoints a person or Committee to supervise the administration of the Plan, as provided for in Section 8.1(a), such person or committee shall become a Fiduciary responsible for the administration of the Plan (if the person or committee is a Fiduciary by reason of such appointment); and the responsibilities and duties of the Plan Administrator hereunder shall devolve upon such person or committee. Any action by the Plan Administrator assigning any of its responsibilities to specific persons who are all directors, officers, or employees of the Employer shall not constitute delegation of the Plan Administrator's responsibility but rather shall be treated as the manner in which the Plan Administrator has determined internally to discharge such responsibility.

        9.2  Administrative Functions.  The Plan Administrator shall, in its
             ------------------------
sole and absolute discretion, interpret the Plan and shall resolve all questions arising in the administration, interpretation, and application of the Plan. It shall endeavor to act, whether by general rules or by Particular decisions, so as not to discriminate in favor of or against, any person and so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to this Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

        9.3  Records and Reports.  (a)  The Plan Administrator shall keep a
             -------------------
record of all proceedings and actions insofar as they relate to the Plan and shall maintain all such books of account, records and other data as shall be necessary to properly administer the Plan and, to meet the disclosure and reporting requirements of ERISA and the Code. The Plan Administrator shall maintain records which shall contain all relevant data pertaining to individual Participants and their rights under the Plan. Such of its records as may pertain solely to a particular Participant shall be made available for examination by such Participant and his/her Beneficiary. The Plan Administrator shall make available to each Participant who so requests a copy of the Plan.

                (b) The Plan Administrator shall require a Third Party Provider to maintain and make available to the Plan Administrator all such records and other data as may be required in order for the Plan Administrator to properly administer the Plan and otherwise meet the reporting and disclosure requirements of ERISA and the Code.

        9.4  Contracts for Necessary Services.  The Plan Administrator may
             --------------------------------
contract for legal, actuarial, advisory, medical, accounting, clerical, and other services to carry out the Plan. The costs of such services and other administrative expenses shall be paid by the Employer.

        9.5  Nondiscrimination in Administration.  All rules, decisions and
             -----------------------------------
designations by the Plan Administrator under the Plan shall be made in a nondiscriminatory manner, and persons similarly situated shall be treated alike.

        9.6  Information Furnished by Participants.  A Participant, his/her
             -------------------------------------
spouse or any dependent shall not prejudice the Plan's right of subrogation pursuant to Section 5.6, and shall be required to sign and deliver any documents required by the Plan Administrator. The Plan Administrator shall have the right to condition the processing of any claim upon the Participant's, his/her spouse's or any dependent's completion of forms provided by the Plan Administrator.


                                    ARTICLE X

                                CLAIMS PROCEDURES
                                -----------------

        10.1  Claims Procedures.  To the extent Optional and Core Benefits are
              -----------------
provided under this Plan through a Third Party Provider, such Third Party Provider shall make all determinations as to the right of any claimant to an insured benefit under this Plan in accordance with the Department of Labor's regulations contained in 29 CFR (S)2560.503-1. Notwithstanding the foregoing, with respect to any benefits provided under this Plan through a Third Party Provider which is an HMO, the claims procedures designated by such HMO shall be deemed to satisfy the claims procedure provisions of the Department of Labor's regulations, provided, however, that such procedures comply with the requirements set forth in the Department of Labor's regulations contained in 29 CFR (S) 2560.503-l(j). The Plan Sponsor acting as the Plan Administrator shall make all determinations as to the right of any claimant to an uninsured benefit under the Plan in accordance with the procedure set forth below.

                (a) All claims for benefits under the Plan shall be made in writing and shall be signed by the applicant. Claims shall be submitted to a representative designated by the Plan Sponsor and hereinafter referred to as the "Plan Sponsor's Representative".

        Each claim hereunder shall be acted on and approved or disapproved by the Plan Sponsor within ninety (90) days following the receipt by the Plan Sponsor's Representative of the information necessary to process the claim.

        In the event the Plan Sponsor denies a claim for benefits, in whole or in part, the Plan Sponsor shall notify the applicant in writing of the denial of the claim and notify such applicant of his/her right to a review of the decision by the Named Appeals Fiduciary. Such notice shall also set forth, in a manner calculated to be understood by the applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in this Article IX.

        If no action is taken by the Plan Sponsor on an applicant's claim within ninety (90) days after receipt by the Plan Sponsor's Representative, such application shall be deemed to be denied for purposes of the following appeals procedure.

                (b) Any applicant whose claim for benefits is denied in whole or in part (such applicant being hereinafter referred to as the "Claimant") may appeal from such denial to the Named Appeals Fiduciary for a review of the decision. Such appeal must be made within sixty (60) days after the Claimant has received written notice of the denial as provided above in Section 9.1(a). An appeal must be submitted in writing within such period and must:

                        (i) Request a review by the Named Appeals Fiduciary of
                the claim for benefits under the Plan;

                        (ii) Set forth all of the grounds upon which the
                Claimant's request for review is based and any facts in support thereof; and

                        (iii) Set forth any issues or comments which the
                Claimant deems pertinent to the appeal.

        Upon receipt of a notice of denial, the Plan Sponsor's Representative shall establish a hearing date on which the Claimant may make an oral presentation in support of his/her appeal. All oral appeals shall be heard by the Named Appeals Fiduciary. The Claimant may elect to forego the oral presentation. In such event, the Named Appeals Fiduciary shall determine the appeal on the basis of the written evidence as presented by the parties.

        The Named Appeals Fiduciary shall act upon each appeal within sixty (60) days after receipt thereof unless special circumstances require an extension of the time for processing the Claimant's request for review. If such an extension of time for processing is required, written notice of the extension shall be forwarded to the Claimant prior to the commencement of the extension. In no event shall such extension exceed a period of one hundred-twenty (120) days after the request for review is received by the Named Appeals Fiduciary.

        The Named Appeals Fiduciary shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Employer in connection therewith. The Named Appeals Fiduciary may require the Claimant and/or the Employer to submit such additional facts, documents or other evidence as the Named Appeals Fiduciary in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Named Appeals Fiduciary, provided the Named Appeals Fiduciary finds the requested documents or materials are pertinent to the appeal.

        On the basis of its review, the Named Appeals Fiduciary shall make an independent determination of the Claimant's eligibility for benefits under the Plan. The decision of the Named Appeals Fiduciary on any claim for benefits shall be final and conclusive upon all parties thereto.

        In the event the Named Appeals Fiduciary denies an appeal, in whole or in part, the Named Appeals Fiduciary shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Named Appeals Fiduciary's decision was based.

                (c) The Named Appeals Fiduciary shall be the person or persons named as such by the Plan Sponsor. Named Appeals Fiduciaries may at any time be removed by the Plan Sponsor. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

        10.2  Compliance with Regulations.  It is intended that the claims
              ---------------------------
procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR (S) 2560.503-1.


                                   ARTICLE XI
                    PLAN AMENDMENT, TRANSFER OF LIABILITIES,
                    ----------------------------------------
                            MERGER OR CONSOLIDATION
                            -----------------------

        11.1  Amendment.  The Employer shall have the right to amend this
              ---------
Flexible Benefits Plan at .any time, by resolution of its board of directors, including the right to add or delete one or more Qualified Benefits, and provide additional benefits, coverages or options under this Flexible Benefits Plan.

        11.2  Successor Employer.  In the event of the dissolution, merger,
              ------------------
consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor to the Employer; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties, and responsibilities of the Employer to which it succeeds under the Plan.

        11.3  Merger or Consolidation.  In the event of any merger or
              -----------------------
consolidation of the Plan with any other cafeteria plan maintained or to be established for the benefit of all or some of the Participants of this Plan, the merger or consolidation shall occur only if:

                (a) Resolutions of the Board of Directors of the Employer, and of any new or successor employer of the affected Participants, shall authorize such merger or consolidation; and

                (b) Such other cafeteria plan satisfies the requirements of
Section 125 of the Code.

                                   ARTICLE XII
                                PLAN TERMINATION
                                ----------------

        12.1  Termination.  The Employer has established this Flexible
              -----------
Benefits Plan with the intention of it being maintained for an indefinite period of time. However, the Employer reserves the right to terminate this Flexible Benefits Plan at any time, by resolution of its board of directors. Upon termination of this Flexible Benefits Plan, subject to Section 3.4 (if applicable), the rights provided herein with respect to all Participants and their Beneficiaries affected by such termination shall cease.

                Notwithstanding the foregoing, in the event the Plan is completely or partially terminated, any expenses incurred by an affected Participant up to the date of complete or partial termination shall be reimbursed in accordance with the terms of the Plan. Any amounts deducted from an affected Participant's Compensation pursuant to a Salary Reduction Agreement prior to the complete or partial termination of the Plan shall be available for the provision of benefits for expenses incurred prior to the date of complete or partial termination until the last day of the Plan Year in which such complete or partial termination occurs. To the extent any such amounts remain after application in accordance with the preceding sentence, such amounts shall be forfeited by such Participant and distributed among all Participants in a uniform and nondiscriminatory manner.

                                  ARTICLE XIII
                                  MISCELLANEOUS
                                  -------------

        13.1  Severability.  If any provision of this Plan shall be held
              ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed as if such provision had not been included.

        13.2  Right to Terminate Employment.  The Plan does not confer upon
              -----------------------------
any Participant or other Employee any right to be continued in the employ of the Employer and the Employer expressly reserves the right to terminate the employment of any Employee whether or not a Participant, whenever the interests of the Employer, in its sole judgment, may so require.

        13.3  Controlling Law.  This Plan shall be construed and enforced
              ---------------
according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.

        13.4  Designation of Beneficiary.  With respect to any death benefit
              --------------------------
which may become due hereunder, any designation of Beneficiary shall be made in accordance with the applicable plan described in Exhibit I.

        13.5  Gender and Number.  The masculine pronoun wherever used shall
              -----------------
include the feminine, the neuter pronoun shall include both the masculine and the feminine and the singular may include the plural, and vice-versa, as the context may require.

        13.6  Bonding. Insurance and Indemnity.
              --------------------------------

                (a) Bonding.  To the extent required under ERISA or any other
                    -------
applicable Federal or State law of similar import, the Employer shall obtain, pay for and keep current a bond or bonds with respect to every Fiduciary of the Plan and any person who receives, handles, disburses, or otherwise exercises custody or control of, any of the contributions made under the Plan.

                (b) Insurance. The Employer may, in its discretion, obtain, pay
                    ---------
for and keep current a policy or policies of insurance, insuring itself, the members of its Board of Directors, the Plan Administrator and other Employees or persons to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable Federal or State law.

                (c) Indemnity. If the Employer does not obtain, pay for and keep
                    ---------
current the type of insurance policy or policies referred to in Section 13.6(b) above, or if such insurance is provided but any of the parties referred to in
Section 13.6(b) above incurs any costs or expenses which are not covered under such policies, then, in either event, the Employer shall, to the extent permitted by law, indemnify and hold harmless such parties against any and all costs, expenses and liabilities incurred by such parties in performing their duties and responsibilities under this Plan, provided such party or parties were acting in good faith within what was reasonably believed to have been in the best interests 'of the Plan and its Participants, and further provided such party or parties were not receiving fees for the performance of services to the Plan.

        13.7  Headings.  Headings of articles, sections and subsections as
              --------
used herein are inserted solely for convenience and reference and constitute no part of the Plan.

        13.8  Agent for Service of Legal Process.  The name and address of the
              ----------------------------------
person designated as the agent for service of legal process is:

              Plan Administrator - Flexible Benefits Plan
              c/o Klearfold, Inc.
              364 Valley Road
              Warrington, PA 18976

        13.9  Exhibits.  Exhibit I and any other exhibit attached hereto shall
              --------
be an integral part of the Plan in any and all respects.

        13.10  Incapacity.  If the Plan Administrator deems any person to be
               ----------
incapable of receiving any benefits by reason of illness, infirmity or other incapacity established by medical evidence or because such person is a minor, it may direct that payment be made directly for the benefit of such person or to a legal guardian of the person. To the extent payments are made in this manner, the Employer shall be discharged from all liability with regard to such payments.

        13.11 Rights to Employer's Assets.  No Employee or Beneficiary shall
              ---------------------------
have any right to, or interest in, any assets of the Employer due to his/her participation in this Plan, except as expressly provided in the Plan, and then only to the extent of the benefits payable under this Plan to such Employee or Beneficiary.

        Notwithstanding the foregoing, to the extent that the United States Department of Labor determines that the portion of the Employer's contribution to the Plan which represents amounts of Compensation foregone by Participants pursuant to Salary Reduction Agreements, constitutes a "plan asset" within the meaning of 29 CFR (S) 2510.3-102, such amounts shall be transferred by the Employer to a Third Party Provider, trustee or custodian.

        IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing as an amendment and restatement of the Plan set forth herein, the Plan Sponsor has caused the same to be executed this 1st day of March, 1997.

ATTEST:                        KLEARFOLD, INC.

[SIGNATURE APPEARS HERE]       By: [SIGNATURE APPEARS HERE]
--------------------------         -----------------------------
Secretary                          President

                                   EXHIBIT I
                                   ---------

CORE BENEFITS
-------------

The following Core Benefits are provided for the Plan Year:

        1. Coverage under the Klearfold, Inc. Long-Term Group Disability Income Plan, UNUM Life Insurance Company of America, Policy No. 0331569, as amended from time to time.

        2. Coverage equal to 100% of a Participant's annual Compensation up to a maximum of $150,000 under the Klearfold, Inc. Life and Accidental Death and Dismemberment Insurance Plan, Security Mutual Life Insurance Co., Policy #SP 70,188
                                                  ----------
                as amended from time to time.

        3. Vision Care (for Salaried Employees covered under the Inter-County Hospitalization Program) Plan #478.

OPTIONAL BENEFITS
-----------------

The following Optional Benefits are available for the Plan Year with the limitations, if any, specified below:

        1. Participants may elect to receive coverage under one of the following medical insurance plans:

                (a) U.S. Healthcare - Patriot V/Quality Point of Service Plan, Policy No. 4427, as amended from time to time.

                (b) U.S. Healthcare Patriot V Select HMO Plan No. 4427, as amended from time to time.

                (c) Keystone Health Plan East - Keystone 5 HMO Pennsylvania, Group No. 502110, as amended from time to time.

                (d) Keystone Health Plan East - Point of Service Program Group No. 81444, as amended from time to time.

                (e)     Inter-County Hospitalization Program (ICHP), Group No.
                        87341.

                (f) Vision Service Plan (VSP) for dependents of Salaried Employees covered under Inter-County Hospitalization Program - Plan #478.



        2. Klearfold, Inc. Dental Expense Insurance Plan with the Guardian Life Insurance Co. of America, Policy No. 258025.

DEFAULT PLAN
------------
Any participant covered by the Default Plan will receive the Core Benefits under this Plan. If there is no effective election with respect to Optional Benefits for a Participant, he/she shall not receive medical insurance coverage under this Plan.